Exhibit 10.12

FORM OF FIRST AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of this _____ day of October, 2017, by and between ETF MANAGERS GROUP COMMODITY TRUST I, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, Fund Services is engaged in transfer agent, dividend disbursing agent and other services to funds; and

WHEREAS, the Trust and Fund Services have entered into an agreement dated --,2014 (the “Agreement”) whereby Fund Services has agreed to provide certain services to each series of the Trust listed on Exhibit A (as amended from time to time) (each a “Fund” and collectively, the “Funds”); and

WHEREAS, the parties wish to amend Exhibit A of the Agreement to include a new separate series of the Trust, the Breakwave Dry Bulk Shipping ETF;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Exhibit A is hereby amended to include the following fund: Breakwave Dry Bulk Shipping ETF.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ETF MANAGERS GROUP COMMODITY TRUST I	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title: